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EXHIBIT 21.1
                         Subsidiaries of the Registrant
                              As of March 31, 1999
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                                                              Jurisdiction of
Subsidiary                                                    Incorporation
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
Primus Telecommunications, Inc.                                Delaware

Primus Telecommunications International, Inc                   Delaware

Primus Telecommunications, Ltd.                                United Kingdom

Primus Telecommunications de Mexico, S.A. de C.V.              Mexico

Primus Telecommunications Pty., Ltd.                           Australia

Primus Telecommunications (Australia) Pty., Ltd.               Australia
        (formerly known as Axicorp Pty., Ltd.)

3362426 Canada Inc.                                            Canada
        d/b/a Primus Canada

GlobalServe Communications Inc.                                Ontario

Primus Telecommunications Netherlands B.V.                     Netherlands

Primus Telecommunications SA                                   France

PTI GmbH                                                       Germany

Primus TeleCom A/S                                             Denmark

Primus Telecommunicaciones SA                                  Spain

Primus Telecommunications AG                                   Switzerland

Primus Telecommunications SRL                                  Italy

Primus Telecommunications K.K                                  Japan

Primus Japan K.K.                                              Japan

Eclipse Data Services Pty., Ltd.                               Australia
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
Hotkey Internet Services Pty., Ltd.                            Australia

Rate Reduction Center, Inc.                                    Florida

Least Cost Routing, Inc.                                       Florida

Rockwell Communications Corporation                            Florida

Intex Telecommunications, Inc.                                 South Carolina

TresCom International, Inc.                                    Florida

TresCom Network Services, Inc.                                 Florida

TresCom U.S.A., Inc.                                           Florida

Global Telephone Holding, Inc.                                 U.S. Virgin Islands

InterIsland Telephone Corp.                                    U.S. Virgin Islands

The St. Thomas and San Juan Telephone Company, Inc.            U.S. Virgin Islands

STSJ Overseas Telephone Company, Inc.                          Puerto Rico

OTC Network Assets, Inc.                                       Puerto Rico

Puerto Rico Telecom Corporation                                New York

STSJ Network Assets, Inc.                                      U.S. Virgin Islands
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